Exhibit (d)(15)

NOTICE OF WITHDRAWAL OF SUBSCRIPTION

Regarding

SHARES OF COMMON STOCK

of

WHITEHORSE FINANCE, INC.

Subscribed for Pursuant to the Non-Transferable Subscription Rights Certificate on the Terms as Described in the Prospectus Supplement Dated October 22, 2015

THE OFFER WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL
OF SUBSCRIPTION MUST BE RECEIVED BY THE SUBSCRIPTION
AGENT BY, 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20,
2015, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal of Subscription and return or deliver it to American Stock
Transfer & Trust Company, LLC (the “Subscription Agent”) to one of the below addresses:

By Hand or Overnight Courier:	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
By Mail:	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 Brooklyn, New York 10272-2042

For additional information, please contact the Information Agent, D.F. King & Co., Inc., toll-free at (800) 591-8268.

The undersigned wishes to withdraw the previously submitted subscription rights certificate notifying the Subscription Agent of the undersigned’s intent to subscribe for shares (the “Shares”) of common stock, par value $0.001, of WhiteHorse Finance, Inc. (the “Company”) pursuant to the basic subscription and/or over subscription privilege as described in the prospectus supplement dated October 22, 2015, and the accompanying prospectus dated August 25, 2015 (collectively, the “Prospectus”).

If this Notice of Withdrawal is timely received by the Subscription Agent in accordance with the Prospectus, the undersigned will be entitled to reimbursement of the total amount paid for the withdrawn Shares without any interest. All questions as to the time of receipt and validity of this Notice of Withdrawal will be determined by the Company in its sole discretion. Such reimbursement will be mailed by the Subscription Agent to the undersigned at its address as listed in the withdrawn subscription rights certificate or as otherwise indicated in this Notice of Withdrawal. The undersigned may re-subscribe for Shares at any time prior to the Expiration Date.

Total Shares and Amount Paid:

(a)	Total Number of Shares Subscribed for Pursuant to Basic Subscription: Shares
(b)	Total Number of Shares Subscribed for Pursuant to Over-Subscription Privilege: Shares
(c)	Total Number of Shares Being Withdrawn from the Basic Subscription: Shares

(d)	Total Number of Shares Being Withdrawn from the Over-Subscription Privilege: Shares
(e)	Total Amount Paid for Shares Being Withdrawn: $

(No. of Shares in (c) x subscription price of $13.55)

Delivery to a Different Address:

If the undersigned wishes for the Subscription Agent to mail any reimbursement to an address different from the address(es) listed on the subscription rights certificate, please enter the alternate address below:

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Subscription, properly executed, the undersigned will not be subscribing for the number of Shares being withdrawn as indicated in the above item (c).

SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION RIGHTS CERTIFICATE)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION RIGHTS CERTIFICATE)
Print Name of Stockholder	Print Name of Stockholder
Title (if applicable)	Title (if applicable)
Date	Date